Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-221784) and related Prospectus of Teladoc, Inc.,

(2) Registration Statement (Form S-3 No. 333-213894) and related Prospectus of Teladoc, Inc.,

(3) Registration Statement (Form S-8 No. 333-219275) pertaining to the 2015 Incentive Award Plan, the 2015 Employee Stock Purchase Plan and the 2017 Employment Inducement Incentive Award Plan of Teladoc, Inc. and,

(4) Registration Statement (Form S-8 No. 333-205568) pertaining to the Second Amended and Restated Stock Incentive Plan, the 2015 Incentive Award Plan and the 2015 Employee Stock Purchase Plan of Teladoc, Inc.;

of our reports dated February 27, 2018, with respect to the consolidated financial statements and schedule of Teladoc, Inc. and the effectiveness of internal control over financial reporting of Teladoc, Inc. included in this Annual Report (Form 10-K) of Teladoc, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

New York, New York

February 27, 2018